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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    January 9, 1997





                         NEXTLINK COMMUNICATIONS, L.L.C.
               (Exact name of registrant as specified in charter)


Washington                          333-4603                    91-1678465
(State or other                  (Commission File              (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)



155 108th Avenue NE, 8th Floor, Bellevue, Washington           98004
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:  206-519-8900





                                Not Applicable
         (Former name or former address, if changed from last report)



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Item 5.  Other Events

         NEXTLINK Communications, L.L.C. has indicated that it currently intends to incorporate as a Washington corporation. In connection with that transaction, NEXTLINK Communications, Inc. (the "Company"), as the successor in interest to NEXTLINK Communications, L.L.C., plans to issue 2,500,000 units consisting of __% Senior Exchangeable Redeemable Preferred Shares, initial liquidation preference of $50 per share (the "Preferred Shares") and Contingent Warrants to acquire in the aggregate 5% of each class of outstanding Junior Shares of the Company on a fully diluted basis as of January 1998. Dividends on the Preferred Shares will accrue from the original issue date and will be payable quarterly at a rate per annum multiplied by the then effective liquidation preference. Dividends may be paid, at the Company's option either in cash or by adding the amount of such dividends to the then effective liquidation preference of the Preferred Shares. The Company is required to redeem all of the Preferred Shares outstanding on the anniversary of the issuance thereof in 2009 at a redemption price equal to 100% of the then effective liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption.

         The Contingent Warrants are only exercisable on any business day after the first anniversary of issuance if a Qualifying Event has not occurred on or prior to that date. A "Qualifying Event" means a public common equity offering or one or more strategic investments which in either case results in aggregate net proceeds to the Company of not less than $75 million.

         Subject to certain conditions, the Preferred Shares are exchangeable in whole and not in part, at the option of the Company, for the __% Senior Subordinated Notes due 2009 of the Company.

         The Company currently intends to use the proceeds (net of underwriting discounts and expenses) of such offering for expenditures relating to the construction, acquisition and operation of telecommunications networks and service providers and the offering of telecommunications services in those areas where the Company currently operates or intends to operate. Expenditures for the construction and operation of networks include (i) the purchase and installation of switches and related electronics in existing networks and in networks to be constructed or acquired in new or adjacent markets, (ii) the purchase and installation of fiber optic cable and electronics to expand existing networks and develop new networks, including the connection of new buildings (iii) the development of its comprehensive information technology platform and (iv) the funding of operating losses and working capital. The Company may acquire businesses that consist of existing networks or companies engaged in businesses similar to those engaged in by the Company and its subsidiaries or other complementary businesses.

         The securities offered by the Company will not be registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from such Act's registration requirements.



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Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of businesses acquired:

                  None.

         (b)  Pro Forma financial information:

                  None.

         (c)  Exhibits:

                  None.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               NEXTLINK COMMUNICATIONS, L.L.C.



                                               /s/ R. Bruce Easter, Jr.
                                               R. Bruce Easter, Jr.
                                               Vice President, General Counsel
                                               and Secretary

January 10, 1997